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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                                March 11, 1996

                                FMC CORPORATION
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             (Exact name of registrant as specified in its charter

         Delaware                       1-2376                   94-0479804
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(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)

               200 East Randolph Drive, Chicago, Illinois   60601
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                (address of principal executive offices)  (Zip Code)

                                (312) 861-6000
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             (Registrant's telephone number, including area code)
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PAGE 2

Item 5. Other Events
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On March 11, 1996 FMC Corporation issued the following release:


FMC SIGNS LETTER OF INTENT TO ACQUIRE
FRIGOSCANDIA EQUIPMENT

CHICAGO, March 11, 1996 -- FMC Corporation and ASG AB today announced that they have signed an exclusive letter of intent for the purchase of Frigoscandia Equipment Holding AB by FMC. Frigoscandia Equipment, headquartered in Helsingborg, Sweden, is the global leader in equipment for industrial in-line freezing and has a strong market position in additional food processing equipment, such as fryers, ovens and portioners.

     Terms of the letter of intent were not disclosed. However, both parties have agreed to finalize a share purchase agreement by the end of April at the latest.

     The acquisition represents an outstanding opportunity for FMC to enhance its portfolio of thermal technology for food processing and to significantly strengthen its European and Asian market positions. In addition, a number of operational synergies and the overall increase in scale will improve the economics of the business.

     According to Larry Brady, FMC's president: "Combining leadership positions in freezing and rotary sterilization will enable us to offer customers the broadest range of process and product technologies. We are also impressed by Frigoscandia Equipment's management team and expect that they will be key contributors in the future of Frigoscandia Equipment."

     The letter of intent signed between ASG and FMC concerning the purchase of Frigoscandia Equipment represents an important step in ASG's stated strategy to divest Frigoscandia Equipment as outlined in the public bid for Frigoscandia in September 1995. The divestment process is proceeding according to plan.

     Jorgen Ekberg, executive vice president and business development director of ASG, stated that: "ASG has for some time reviewed possible owners for FSE. The interest in the Frigoscandia Equipment Group has been very strong. We are now very pleased to have found an ownership solution that fulfills the objectives of ASG, as well as the Frigoscandia Equipment Group."

     Staffan Larsson, president of Frigoscandia Equipment, stated that: "We have participated almost six months in this process of finding a new and dynamic owner of Frigoscandia Equipment Group. We have, during this time, together with ASG, discussed and looked into a number of possibilities. We have found many similarities between the culture and the way FMC and Frigoscandia operate. We would welcome FMC as our new and long-term owner. It is our ambition -- and we think we would be able -- to make a good contribution to FMC Corporation."

     FMC Corporation is one of the world's leading producers of chemicals and machinery for industry, government and agriculture. The Chicago-based company reported annual sales of $4.5 billion in 1995, with international sales to more than 100 countries accounting for 48 percent of total annual revenues. FMC employs 22,000 people at 115 manufacturing facilities and mines in 24 countries. The company divides its businesses into five major segments: Performance Chemicals, Industrial Chemicals, Machinery and Equipment, Defense Systems and Precious Metals.



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PAGE 3

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FMC Corporation
                                          Registrant

Date: March 11, 1996                      By:
                                             -----------------------------
                                          Name: Robert L. Day
                                          Title: Secretary